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                          ALTERNATIVE RESOURCES CORPORATION
                                     SUBSIDIARIES


                                                   STATE OF
                        NAME                    INCORPORATION
                        ----                    -------------

                        ARC Service, Inc.          Delaware

                        ARC Advantage, Inc.        Delaware

                        CGI Corporation            Delaware

                        CGI Systems, Inc.          Delaware

                        Writers, Inc.             California